Exhibit 21.1

     Subsidiaries of TRM Corporation (formerly TRM Copy Centers Corporation)
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                                                             State or Place
Subsidiary                                                  of Incorporation
----------                                                  ----------------

TRM Copy Centers (USA) Corporation                               Oregon

TRM Copy Centres (Canada) Ltd.*                                  Canada

TRM Copy Centres (U.K.) Limited.*                                 U.K.

FPC France Ltd.*                                                 Oregon

FPC Belgium Limited*                                             Oregon

BisCard Corporation                                              Oregon



* TRM Copy Centres (Canada) Ltd., TRM Copy Centres (U.K.) Ltd., FPC France Ltd. and FPC Belgium Limited are subsidiaries of TRM Copy Centers (USA) Corporation.